TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                        Touchstone Variable Insurance Trust
                                           Income Opportunity Portfolio

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Name of Issuer:                              Metro Media

Name of Security:                            Metro Media, 10% due 11/15/08
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Years of Issuers Operations:                 5 years

Date of Purchase:                            11/20/98

Number of Units Purchased:                   250,000

Price Per Unit:                              $100.00

Total Price Paid:                            $250,000.00

Portfolio Assets on Trade Date:              $9,829,024

% Gross Underwriting Spread:                 2.5%

Underwriting Type:                           Firm

Total Offering:                              650,000,000

25% of Offering:                             162,500,000 Par value
3% of Total Assets:                          $294,871

Underwriter :                                Donaldson, Lufkin, Jenrette

Broker from whom Portfolio purchased:        Salomon Smith Barney
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